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Whirlpool Corporation Provides Update on Current Business Operations

Benton Harbor, Mich., March 24, 2020 - With COVID-19 becoming a worldwide pandemic, Whirlpool Corporation (NYSE: WHR) (“Whirlpool” or “the Company”) remains focused on ensuring the safety of its employees, as well as delivering the critical goods and services that customers across the world need to stay home and stay safe.

Whirlpool proactively took decisive actions and implemented business continuity plans in late January 2020. These global actions were first and foremost focused on our employee health and safety, such as travel bans, remote work policies, line distancing in our factories and enhanced cleaning and hygiene in our facilities, among other measures. To ensure business continuity, Whirlpool initiated proactive measures to ensure component availability and protect its global supply chain. In addition, the Company initiated immediate discretionary budget cuts, and tighter controls on working capital, and is significantly reducing its variable costs through an intense focus on cost discipline.

Over the past days, our global operating environment was faced with additional challenges and government ordered shutdowns, and we may face additional disruptions:

•	North America: Reductions in capacity at U.S. manufacturing facilities as adjustments are made in line with Centers for Disease Control and other regulatory guidelines.

•	EMEA: Temporary suspension of operations at manufacturing facilities in Italy coupled with major logistics disruptions throughout the region.

•	Latin America: Reductions in capacity at the Joinville, Brazil manufacturing facility, as adjustments are made in line with regulatory guidelines.

•	Asia: Temporary suspension of operations at manufacturing and warehousing facilities in India while China production is now back to near full capacity.

As a result of this unprecedented uncertainty in our macro environment, the Company has decided to withdraw its previously announced guidance for 2020. The Company expects COVID-19 driven demand disruptions and production impacts to continue to negatively affect results. Given the rapidly evolving situation, the first quarter financial impact may slightly exceed the Company’s previous estimate of $25 - $40 million in earnings before interest and taxes.

Whirlpool has a strong financial position and the liquidity required to continue operations during this volatile period. The Company ended fiscal 2019 with a cash balance of approximately $2 billion, and Gross Debt to EBITDA below 3x. Also, the Company maintains a $3.5 billion revolving credit facility, under which it initiated borrowing of approximately $2.2 billion on March 13, 2020. A portion of the proceeds from the borrowing were used to fund commercial paper repayment and the remainder is being held on the Company’s balance sheet and may be used to fund additional commercial paper repayment, working capital, and other general corporate purposes. The Company believes its current cash balance, and committed credit facilities, which include $215 million in additional availability from facilities in Brazil and India, provide the financial flexibility needed to support the Company’s global operations.

“Whirlpool is well prepared to successfully navigate through this difficult period. We have demonstrated strong fixed cost discipline, and initiated a large additional cost reduction initiative prior to the outbreak.” said Marc Bitzer, Chairman and CEO of Whirlpool Corporation. “Over the years, we have made strategic decisions to strengthen our balance sheet and transform our company. We believe these actions, coupled with our strong ability to generate cash flow, have positioned us well to not only cope with the current crisis, but also to win in the economic recovery."

Whirlpool plans on providing further information on the global impact of COVID-19 at its upcoming earnings call, which is currently scheduled for May 1, 2020.

About Whirlpool
Whirlpool Corporation (NYSE: WHR) is the leading major appliance manufacturer in the world, with approximately $20 billion in annual sales, 77,000 employees and 59 manufacturing and technology research centers in 2019. The company markets Whirlpool, KitchenAid, Maytag, Consul, Brastemp, Amana, Bauknecht, JennAir, Indesit and other major brand names in nearly every country throughout the world. Additional information about the company can be found at whirlpoolcorp.com.

Website Disclosure
We routinely post important information for investors on our website, whirlpoolcorp.com, in the "Investors" section. We also intend to update the Hot Topics Q&A portion of this webpage as a means of disclosing material, non-public information and for complying with our disclosure obligations under Regulation FD. Accordingly, investors should monitor the Investors section of our website, in addition to following our press releases, SEC filings, public conference calls, presentations and webcasts. The information contained on, or that may be accessed through, our webpage is not incorporated by reference into, and is not a part of, this document.

IMPORTANT NOTE REGARDING FORWARD-LOOKING STATEMENTS

The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements made by us or on our behalf. Certain statements contained in this press release do not relate strictly to historical or current facts and may contain forward-looking statements that reflect our current views with respect to future events and financial performance. As such, they are considered "forward-looking statements" which provide current expectations or forecasts of future events. Such statements can be identified by the use of terminology such as "may," "could," "will," "should," "possible," "plan," "predict," "forecast," "potential," "anticipate," "estimate," "expect," "project," "intend," "believe," "may impact," "on track," and similar words or expressions. Our forward-looking statements generally relate to our growth strategies, financial results, product development, sales efforts, and, specific to the above, potential financial,supply chain, and trade customer impacts from COVID-19 and adequacy of financial resources and post-economic recovery position. These forward-looking statements should be considered with the understanding that such statements involve a variety of risks and uncertainties, known and unknown, including that we may experience additional supply chain disruptions and reduced demand from trade customers and consumers as a result of COVID-19 and associated global economic uncertainty. Consequently, no forward-looking statement can be guaranteed and actual results may vary materially.

We undertake no obligation to update any forward-looking statement, and investors are advised to review disclosures in our filings with the SEC. It is not possible to foresee or identify all factors that could cause actual results to differ from expected or historic results. Therefore, investors should not consider the foregoing factors to be an exhaustive statement of all risks, uncertainties, or factors that could potentially cause actual results to differ from forward-looking statements.

We do not intend to update, and undertake no obligation to update, the information in this press release until the date of our next quarterly earnings materials.

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